UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2020
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Alta Mesa Resources, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38040	81-4433840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

To the extent applicable, the information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events.

As previously disclosed, Alta Mesa Resources, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Initial Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and filed a motion with the Bankruptcy Court seeking joint administration of their chapter 11 cases (collectively, the “Initial Chapter 11 Cases”) under the caption In re Alta Mesa Resources Inc., et al., Case No. 19-35133.

On January 12, 2020, certain other subsidiaries of the Company, including SRII Opco GP, LLC, SRII Opco, LP, Kingfisher Midstream, LLC, Kingfisher STACK Oil Pipeline, LLC, Oklahoma Produced Water Solutions, LLC, and Cimarron Express Pipeline, LLC (collectively, the “Additional Debtors”), filed voluntary petitions (the “Bankruptcy Petitions”) for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Additional Debtors’ chapter 11 cases will be jointly administered with the Initial Chapter 11 Cases. The Additional Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Additional Debtors filed a number of motions with the Bankruptcy Court seeking to stabilize their businesses and operations as they enter into chapter 11 bankruptcy proceedings. Kingfisher Midstream, LLC, Kingfisher STACK Oil Pipeline, LLC, Oklahoma Produced Water Solutions, LLC, and Cimarron Express Pipeline, LLC (the “KFM Debtors”) received Bankruptcy Court interim approval to use cash collateral of the lenders under the Amended and Restated Credit Agreement dated as May 30, 2018 among Kingfisher Midstream, LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent, and lenders party thereto from time to time (as amended to date, the “KFM RCF”). If granted on a final basis, the cash collateral motion would permit the KFM Debtors to use their cash and proceeds of their collateral on the terms and conditions set forth in the order approving the motion (the “KFM Cash Collateral Order”). These terms and conditions include, without limitation, adherence to a budget with an agreed upon variance and meeting certain milestones.

The filing of the Bankruptcy Petitions by the KFM Debtors constitutes an event of default that accelerated Kingfisher Midstream, LLC’s obligations under the KFM RCF. The KFM RCF provides that, as a result of the Bankruptcy Petitions filed by the KFM Debtors, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the KFM RCF are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the KFM RCF are subject to the applicable provisions of the Bankruptcy Code.

As previously disclosed, the Initial Debtors and the KFM Debtors have conducted a joint marketing process to sell all or substantially all of their assets. In furtherance of the joint sale process, the KFM Debtors received ratification and approval of bidding procedures with respect to the KFM Debtors that are substantially similar to the previously approved bidding procedures with respect to the Initial Debtors.

Bankruptcy Court filings and other information related to the Bankruptcy Petitions are available at a website administered by the Company’s claims agent, Prime Clerk, at http://cases.primeclerk.com/altamesa.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Resources, Inc.

Date: January 16, 2020	By:	/s/ John C. Regan
	Name:	John C. Regan
	Title:	Chief Financial Officer